UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

201 Edgewater Drive, Suite 285

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 1.02	Termination of a Material Definitive Agreement

On March 28, 2007, the Company’s subsidiary, PDHC, Ltd (“PDHC”), received a written notice of termination from PDG, PA (“PDG”) and Dental Specialists of Minnesota, P.A. (the “Notice of Termination”), which purports to terminate the Amended and Restated Service Agreement dated January 1, 1999 (as subsequently amended) among the parties (the “Service Agreement”) for alleged breaches of the Service Agreement by PDHC. The Notice of Termination purports to make the termination effective December 31, 2007.

The Company previously disclosed that PDHC was served with a complaint (the “Complaint”) on February 3, 2006 from PDG, the affiliated practice at Park Dental (the “PDG Litigation”). The Complaint was amended September 22, 2006. The Complaint was filed in the Fourth Judicial District, Hennepin County, Minnesota (“the Court”), court file number 27-CV-06-2500. The Complaint alleges certain breaches of the Service Agreement, violations of the Minnesota Dental Practice Act (unlawful practice of dentistry), violations of the Minnesota Franchise Act, fraud and misrepresentation, unjust enrichment, breach of fiduciary duty and the implied covenant of good faith and fair dealing, tortious interference with contract and prospective economic advantage and constructive trust and accounting. Pursuant to the PDG Litigation, PDG seeks to have the Service Agreement declared void or voidable or to have the Service Agreement reformed by the Court, and also seeks monetary damages and return of the “Park Dental” name to PDG. The Company has disclosed that PDHC has filed an answer to the Complaint, has asserted various affirmative defenses, and has counterclaimed for breach of the Service Agreement, breach of implied covenant of good faith and fair dealing, fraud and misrepresentation and tortious interference with employment relationships. PDHC seeks to dismiss the Complaint with prejudice and recover compensatory damages, interest and costs and attorneys’ fees. PDHC also filed a motion for summary judgment seeking to have several of PDG’s claims dismissed before trial, including the claim that the Service Agreement is void or voidable. The Company previously disclosed that the parties have delivered formal breach letters to one another under the Service Agreement. The Company has disclosed that discovery in this case is substantially complete, the parties engaged, unsuccessfully, in court-ordered mediation and the case is scheduled to be tried beginning on July 5, 2007.

For the year ended December 31, 2006, revenues generated by the Company from the Service Agreement at Park Dental represented 29% of the Company’s consolidated net revenues.

The Service Agreement cannot be terminated unilaterally by either party except in limited circumstances. The Company believes that none of those circumstances apply and that PDG would have significant legal exposure if it attempts to terminate the Service Agreement without first proving in court a material breach of the agreement by PDHC. While PDG has alleged numerous breaches of the Service Agreement, each of which PDHC has denied, PDG has failed to prove any of the alleged breaches. Accordingly, PDHC has informed PDG that its purported termination is without effect and that PDHC intends to vigorously defend any attempt by PDG to terminate the Service Agreement, and to hold PDG to its long-term obligations under the Service Agreement. On April 3, 2007, the Company issued a press release regarding this development. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated April 3, 2007 regarding developments related to the PDG Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

April 3, 2007	/s/ Gregory A. Serrao
Gregory A. Serrao
Chairman, President and Chief Executive Officer
(principal executive officer)